UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2024

Offerpad Solutions Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39641	85-2800538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 E. Germann Road
Chandler, Arizona	85286
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 388-4539

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	OPAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CFO Appointment

On May 22, 2024, the Board of Directors (the “Board”) of Offerpad Solutions Inc. (the “Company” or “Offerpad”) appointed Peter Knag as the Company’s Chief Financial Officer, effective June 5, 2024 (the “Effective Date”). Consistent with the foregoing, Mr. Knag will assume the roles of principal financial officer and principal accounting officer of the Company, succeeding James Grout in such roles, effective on the Effective Date. Mr. Grout will otherwise continue to serve as Senior Vice President, Finance.

Mr. Knag, age 51, served as a consultant to RNN Media Group, an entrepreneur-owned portfolio of independent broadcast assets and production/distribution capabilities, from January 2023 to May 2024, prior to which he served as Chief Financial Officer & Chief Strategy Officer of RNN Media Group from November 2022 to January 2023. Prior to joining RNN Media Group, Mr. Knag served as the Executive Vice President of Finance at WarnerMedia, a multinational media and entertainment company owned by AT&T, from April 2020 to August 2022, prior to which he served as Executive Vice President & Chief Financial Officer for Turner Broadcasting System, Inc., a television and media company and subsidiary of WarnerMedia and AT&T, from June 2018 until April 2020. Prior to these roles, Mr. Knag had served in various corporate roles for AT&T Inc. since 1999, including most recently as Vice President of Merger Planning from 2016 to 2018 and Managing Director of Corporate Development from 2012 to 2016. Since September 2022, Mr. Knag has served as a board member of TAP Advisors, a boutique advisory and investment banking firm. Mr. Knag holds a Bachelor’s degree and a Master of Business Administration from Southern Methodist University.

CFO Employment Agreement

In connection with the appointment of Mr. Knag as the Company’s Chief Financial Officer, the Company entered into an employment agreement with Mr. Knag (the “Employment Agreement”), effective as of the Effective Date. The material terms and conditions of the Employment Agreement are summarized below.

The term of employment under the Employment Agreement is for one year and will automatically renew for successive one-year periods, unless either party provides at least 45 days of advance written notice of the party’s intention not to renew the then-current term. Pursuant to the Employment Agreement, Mr. Knag is entitled to receive an annual base salary of $500,000, pro-rated for partial years of employment and subject to annual review and increase by the Board or a subcommittee thereof in its discretion. In addition, he is eligible to earn annual performance bonuses, based on the achievement of individual and/or Company performance goals established by the Board, and targeted at 75% of his then-current annual base salary (but pro-rated for 2024). The payment of any annual bonus, to the extent any such bonus becomes payable, will be made no later than March 15 of the calendar year following the calendar year for which the Board certifies in writing that performance goals have been met; any such payment will be contingent upon Mr. Knag’s continued employment through the last day of the applicable calendar year.

In connection with entering into the Employment Agreement, Mr. Knag will be granted two awards under the Company’s 2021 Incentive Award Plan (the “2021 Plan”): (i) an award of 145,000 restricted stock units (the “RSU Award”) and (ii) an Other Cash or Stock-Based Award (as defined in the 2021 Plan) pursuant to the Company’s long-term incentive program (the “LTIP Award”). The material terms and conditions of these awards are described below in the section titled “Equity Awards under 2021 Plan.”

In addition, Mr. Knag is eligible to receive equity-based compensation awards as determined by the Board (or a subcommittee thereof) from time to time. Mr. Knag is also eligible to participate in the health and welfare benefit plans and programs maintained by us for the benefit of our employees, as well as the paid-time-off programs maintained by us for the benefit of our executives generally.

In connection with his appointment, Mr. Knag has agreed to relocate to the greater Phoenix area by October 1, 2024. The Company will pay to Mr. Knag $100,000 in a lump-sum cash payment for any reasonable and necessary relocation and moving expenses that Mr. Knag incurs in connection with his move. Mr. Knag will be required to repay this amount to the Company in the event that (i) Mr. Knag’s employment with the Company is terminated by the Company for “cause” (as defined in the Employment Agreement) or by Mr. Knag for any reason, in any case, on or within the 12-month period immediately following the date on which Mr. Knag relocates; or (ii) Mr. Knag has not relocated to the greater Phoenix area on or prior to October 1, 2024.

Under the Employment Agreement, on a termination of Mr. Knag’s employment by the Company without “cause”, by Mr. Knag for “good reason” (as defined in the Employment Agreement) or by reason of a non-renewal of the term by the Company (each, a “Qualifying Termination”), he is eligible to receive the following severance payments and benefits:

(i) (A) an amount equal to his then-current annual base salary, payable in substantially equal installments in accordance with the Company’s normal payroll practices over 12 months following the date of termination; or (B) if such Qualifying Termination occurs within the period commencing three months prior to and ending one year following the date on which a Change in Control (as defined in the 2021 Plan) is consummated (a “CIC Termination”), an amount equal to the sum of his then current base salary and target bonus, generally payable in installments over 12 months following the date of termination or, if the CIC Termination occurs on or within one year following the Change in Control, in a single lump sum within 30 days following the date of termination;

(ii) if such Qualifying Termination is a CIC Termination, an amount equal to the pro-rata portion of his annual bonus that would have otherwise been earned for the year in which the termination occurs (determined in accordance with the Employment Agreement and pro-rated based on the number of days Mr. Knag was employed by the Company during such year), payable no later than March 15 of the year following the year in which the termination occurs;

(iii) Company-paid healthcare coverage and life insurance for up to 12 months following the date of termination; and

(iv) if such Qualifying Termination is a CIC Termination, any then-outstanding unvested Company equity compensation award that vests solely based on time shall become fully vested on an accelerated basis as of the date of termination (or upon the Change in Control, if later), and any equity compensation awards that are subject to performance conditions shall be treated in accordance with the terms and conditions set forth in the applicable award agreement.

The eligibility of Mr. Knag to receive such severance payments and benefits upon a Qualifying Termination, as described above, is subject to his timely execution and non-revocation of a general release of claims in favor of the Company and continued compliance with restrictive covenants.

In addition, the Employment Agreement contains customary confidentiality and assignment of inventions provisions, as well as (i) standard non-compete and service provider/customer non-solicitation restrictions effective during employment and for 18 months thereafter and (ii) non-disparagement provisions, effective during employment or service and for 24 months thereafter. Further, the Employment Agreement includes a “best pay” provision under Section 280G of the Code, pursuant to which any “parachute payments” that become payable to Mr. Knag will either be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Code, whichever results in the better after-tax treatment to him.

In connection with Mr. Knag’s appointment, Mr. Knag is expected to enter into the Company’s standard form of indemnification agreement for directors and officers.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Equity Awards under 2021 Plan

RSU Award

On May 21, 2024, the Compensation Committee of the Board (the “Compensation Committee”) approved the grant of the RSU Award to Mr. Knag, to be effective as of the Effective Date. The RSU Award is scheduled to vest with respect to 50% of the restricted stock units on each of the second and third anniversaries of the Effective Date, subject to Mr. Knag’s continued employment or service with the Company or any of its subsidiaries through the applicable vesting date. In addition, the RSU Award is subject to accelerated vesting provisions in connection with a CIC Termination, as described above in the section entitled, “CFO Employment Agreement.”

CFO LTIP Award

On May 21, 2024, the Compensation Committee approved the grant of the LTIP Award to Mr. Knag, to be effective as of the Effective Date. The LTIP Award constitutes an Other Cash or Stock-Based Award for purposes of the 2021 Plan. The material terms of the award is described below.

The LTIP Award will become “earned” during the three-year performance period ending on June 12, 2027 (the “Performance Period”) based on the appreciation in the price of the Company’s common stock over applicable price per share goals (the “Price Per Share Goals”) set forth in the following table. With respect to each tranche set forth in the table below, the portion of the award that will become earned (the “Earned Award”) will be calculated as follows: (i) (x) the share price as of the end of the Performance Period (as described further below, the “Ending Price Per Share”), minus (y) the applicable Price Per Share Goal; multiplied by (ii) the total number of shares of the Company’s common stock outstanding as of the last day of the Performance Period; multiplied by (iii) the applicable “Sharing Rate” set forth in the table below.

Tranche	“Price Per Share Goal”	“Sharing Rate”
First Tranche	$11.25	0.206%
Second Tranche	$18.75	0.206%
Third Tranche	$26.25	0.206%
Fourth Tranche	$33.75	0.206%

The Earned Award will vest (i) with respect to 50% of the Earned Award on June 12, 2027, and (ii) with respect to the remaining 50% of the Earned Award on June 12, 2028, in each case, subject to Mr. Knag’s continued service through the applicable vesting date.

The Ending Price Per Share is measured by averaging the Fair Market Value (as defined in the 2021 Plan) per share over any 60 consecutive calendar-day period ending on (and including) June 12, 2027; however, upon a Change in Control, the share price will be determined based on the price per share paid by an acquiror (or, as applicable, the implied value per share) in the transaction (the “CIC Price”).

Upon a Change in Control that is not a Non-Transactional Change in Control (as defined in the award agreement), the award will become an Earned Award based on the CIC Price. To the extent the award is assumed by the acquiror in connection with the Change in Control, any portion of the award that has become an Earned Award will convert into a time-vesting award (an “Earned CIC Award”) that, following the Change in Control, will remain outstanding and eligible to vest as described above, subject to Mr. Knag’s continued service through the applicable vesting date. To the extent the award is not so assumed, 100% of any portion of the award that has become an Earned Award will vest as of immediately prior to the Change in Control. Any portion of the award that has not become an Earned Award as of the Change in Control will be forfeited and terminated.

In addition, if Mr. Knag’s service is terminated by the Company without “cause” or by Mr. Knag for “good reason” (each as defined in the Employment Agreement), then subject to Mr. Knag’s execution and non-revocation of a general release of claims in favor of the Company:

(i) If such termination occurs following the last day of the Performance Period or a Change in Control, any then-outstanding portion of the Earned Award or Earned CIC Award (as applicable) will vest on an accelerated basis as of the termination date.

(ii) If such termination occurs within the three months prior to a Change in Control, the award will remain outstanding and eligible to become an Earned CIC Award during such three-month period, and the Earned CIC Award will vest on the date of such Change in Control.

If Mr. Knag experiences a termination of service for any reason other than as described above, any portion of the award that has not become vested on or prior to the date of such termination (including any Earned Award) automatically will be forfeited and terminated as of the termination date without consideration.

The award, to the extent vested, can be settled in cash or shares of Company common stock (as determined by the Compensation Committee in its discretion).

The LTIP Award is subject to forfeiture upon a breach of any restrictive covenants applicable to Mr. Knag, including those set forth in the Employment Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit	Description

10.1	Employment Agreement, effective as of June 5, 2024, by and between Peter Knag and Offerpad Solutions Inc.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Offerpad Solutions Inc.

Date: May 23, 2024	By:	/s/ Benjamin A. Aronovitch
Benjamin A. Aronovitch Chief Legal Officer and Secretary